EXHIBIT 2.2

Items Contained in Disclosure Schedule

Section 3.1(a)	Charter and Bylaws
Section 3.2(a)	Stock Options
Section 3.2(b)	Liens
Section 3.2(c)	Stock Option Plans
Section 3.4(a)	Consents and Approvals
Section 3.4(b)	Violations
Section 3.5(b)	SEC and Governmental Entity Notices
Section 3.6	Financial Advisor’s Fees
Section 3.7	Absence of Certain Changes or Events
Section 3.8	Legal Proceedings
Section 3.9(a)	Compliance with Applicable Law
Section 3.9(b)	Violations
Section 3.11(a)	Employee Benefit Plans
Section 3.11(b)	Collective Bargaining Agreements
Section 3.11(f)	Change in Control Payments
Section 3.11(g)	Employee Benefit Plan Liabilities
Section 3.13	Environmental Matters
Section 3.16	Tax Matters
Section 3.17	Intellectual Property
Section 3.18	Identified Agreements
Section 3.22(a)	Insurance Policies
Section 3.22(b)	Self Insurance
Section 3.23	Personnel
Section 3.24	Potential Conflicts of Interests
Section 3.26	Government Contracts
Section 3.27	Export Licenses and Compliance
Section 5.1	Conduct of Business

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